EXHIBIT 99.1

SMTC Reports First Quarter 2017 Results, Expansion of Management Team, Restructuring Plan and Strategic Initiatives

TORONTO, May 16, 2017 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced the following:

  Q1 results including revenue of $33.2 million, gross profit of $3.6 million, a net loss of $0.4 million and adjusted EBITDA of $(0.3) million

  Ed Smith appointed as permanent President and Chief Executive Officer

  Rich Fitzgerald joins as Chief Operating Officer

  Global Restructuring Plan implemented to align operational functions in order to better serve the customer base and reduce the global cost structure, expected to result in approximately $5.0 million in annualized savings

  Wind-down and closure of the Suzhou Facility

  Establishment of Manufacturing Representative Sales Channel

  Execution of the Twelfth Amendment to the Credit Agreement with lender PNC

First Quarter Fiscal 2017 Results Summary:

Revenue for the first quarter was $33.2 million compared to $41.9 million in the first quarter of prior year. The decrease was primarily the result of one customer that transferred its business to other contract manufacturers.  In addition, demand decreased with one long standing customer, which was offset by revenue from a new customer during the quarter.

Gross profit for the first quarter was $3.6 million or 10.7% compared to $4.9 million or 11.6% in the first quarter of 2016.  Adjusted gross profit was $2.3 million or 6.9% compared to $3.8 million or 9.1% in the first quarter of the prior year.

Net loss was $0.4 million for the quarter compared to a net income of $1.0 million for the first quarter in prior year. When excluding the impact of unrealized foreign exchange gain of $1.3 million on unsettled forward exchange contracts in the first quarter, net loss was 1.7 million.  When excluding the impact of unrealized foreign exchange gain of $1.0 million on unsettled forward exchange contracts in the first quarter of prior year, net income was nil.

Adjusted EBITDA was $(0.3) million compared to $1.4 million in the first quarter of prior year due to the reduction in revenue, corresponding reduction in gross margin with higher relative selling, general and administrative expenses.

Management Team:

On May 15, 2017, the Board of Directors has appointed Ed Smith as the Company’s President and Chief Executive Officer effective May 16, 2017, removing the interim designation. Mr. Smith stated, “Although the financial results for this quarter are disappointing, we have developed a detailed long term strategic plan for our Company to better align our cost structure with our current operating levels.  I am excited about this new phase for the Company and have just signed on as permanent President and Chief Executive Officer.  We have reorganized the Company to put more responsibility back in our manufacturing facilities and connect our customers directly with our factory leaders in order to better serve our customers and increase our response time and support the flexibility they require. We also recognize the importance of growing the top line and have a strong focus on sales, which will involve much of my time.”

In addition, the Company has hired Rich Fitzgerald as the Company’s Chief Operating Officer, a new position established as part of the global restructuring plan. Mr. Smith and Mr. Fitzgerald worked together at SMTEK, successfully turning around the company resulting in a substantial increase in shareholder value. The Chief Operating Officer will be responsible for the three manufacturing facilities in Chihuahua Mexico, Dongguan China and Fremont California in addition to the Engineering and Supply Chain groups.

Prior to joining the Company, Mr. Fitzgerald served as Global Vice President of Avnet Integrated Solutions from January 2017 to May 2017 and as Vice President of Business Operations of Avnet Electronics Embedded from July 2014 to January 2017.  Prior to joining Avnet, Mr. Fitzgerald served as Chief Operating Officer of Qual-Pro Corporation from January 2010 to July 2014 and as Chief Executive Officer of Team Precision Public Company Limited from July 2008 to December 2009, as well as Global Vice President of Operations for CTS Corporation. Mr. Fitzgerald has also held other manufacturing and operational excellence positions with SMTEK International, Inc., Intel Corp. and California Amplifier. Mr. Fitzgerald has a bachelor’s degree in business management from the University of Maryland – Robert H. Smith School of Business.

Global Restructuring Plan and Closure of Suzhou Factory:

On May 15, 2017, the Board of Directors of the Company approved a corporate restructuring plan for its manufacturing facilities and corporate level operations, which includes the closure of the Suzhou Facility in China and a reduction in labor force impacting approximately 210 employees at the Company’s manufacturing facilities and its corporate headquarters.  The Restructuring Plan is expected to generate annualized expense reductions of approximately $5.0 million. The Restructuring Plan and the wind down and closure of the Suzhou Facility is expected to be substantially completed by the end of the second quarter of 2017.

The Company estimates the expense to be recognized in connection with the closure of the Suzhou Facility will total approximately $0.6 million, which is comprised of employee severance costs of $0.5 million and equipment disposal and transfer costs of $0.1 million.  Exclusive of the expenses estimated to be incurred related to the closure of the Suzhou Facility, the Company estimates the expense to be recognized in connection with the Restructuring Plan will total approximately $1.1 million, primarily comprised of employee severance costs.  Total severance charges of approximately $1.6 million are expected to be recorded in the second quarter of 2017 related to the Global Restructuring Plan and the closure of the Suzhou Facility.

The Company’s prior cost structure was not scaled with our current level of operations.  With this Restructuring Plan, the Company will assign responsibilities of functions such as quoting and supply chain management to our manufacturing facilities with oversight from our new Chief Operating Officer.  We believe that this new structure will better serve our customers ever changing needs and allow us to be more flexible and responsive to those needs.

The Company has evaluated its’ Asia strategy in relation to the current two facilities in China. In order to reduce cost, improve efficiencies and better align with target markets, the Company has approved a plan to consolidate operations with the closure of its Suzhou Facility.  As a result of this decision to close the Suzhou Facility, we will be transferring customers to service them with existing capacity in our other manufacturing facilities. The wind down and closure of the Suzhou Facility is expected to be substantially complete by the end of the second quarter.

Manufacturing Representatives Sales Channel:

Most importantly, the Company is focused on growing revenue with both current and new customers through excellence in execution and customer engagement. As part of this focus, the Company is currently engaging with several Manufacturing Representative firms in different regions, which represents an additional sales channel to accelerate growth with limited up front fixed costs.

Chief Executive Officer Ed Smith stated, “I am excited to be a part of this turnaround for the Company.  I will also take this opportunity to welcome Rich to SMTC as the new Chief Operating Officer. I have worked closely with Rich in the past, and know him to be a proven and successful business leader. With this addition, we will focus on driving improved quality at our factories and continue to focus on achieving manufacturing efficiencies and supply chain cost reductions.  We are becoming a leaner organization, and I believe we are now properly structured to improve our response time and flexibility for our customers.”

PNC Credit Agreement Amendment:

The Company has entered into the Twelfth Amendment to its Revolving Credit and Security Agreement with PNC Bank, National Association (“PNC”). Under this amendment, PNC agreed to amend the financial covenant requirements commencing with the second quarter of 2017.  The Company was in compliance with the financial covenants included in the Revolving Credit and Security Agreement as at April 2, 2017.  The Company anticipates that it will continue to be in compliance with the amended financial covenants in future periods.

Chief Financial Officer Roger Dunfield stated, “I want to thank PNC for their continued support of SMTC. With this amendment, PNC has provided the necessary support to allow SMTC to execute on our strategic plan to grow the business and better serve our shareholders.”

For full details, see the Form 10-Q to be filed with the Securities and Exchange Commission.

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures.  Adjusted EBITDA is computed as net income (loss) from continuing operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock based compensation, interest and income tax expense.  SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is included in the attachment.  Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts.  Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue.  A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies.  SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods.  SMTC believes these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business.  Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net income (loss), as reflected in SMTC’s consolidated financial statements prepared in accordance with US GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and, except as required by law, SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	April 2, 2017	January 1, 2017
Assets

Current assets:
Cash	$4,263	$8,503
Accounts receivable - net	24,371	22,624
Inventories	22,803	20,674
Prepaid expenses and other assets	2,537	2,453
Derivative assets	49	-
Income taxes receivable	17	17
	54,040	54,271
Property, plant and equipment - net	13,759	14,437
Deferred financing costs - net	65	70
Deferred income taxes	360	226
	$68,224	$69,004

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	$5,475	$2,731
Accounts payable	21,401	23,078
Accrued liabilities	4,997	4,604
Derivative liabilities	33	1,256
Income taxes payable	30	190
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	249	389
	34,185	34,248

Long-term debt	7,500	8,000
Capital lease obligations	226	269

Shareholders’ equity:
Capital stock	394	391
Additional paid-in capital	265,128	264,928
Deficit	(239,209)	(238,832)
	26,313	26,487
	$68,224	$69,004

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	April 2, 2017	April 3, 2016

Revenue	$33,178	$41,920
Cost of sales	29,621	37,040
Gross profit	3,557	4,880
Selling, general and administrative expenses	3,762	3,553
Restructuring charges	-	176
Gain on disposal of property, plant and equipment	-	(5)
Operating Income (loss)	(205)	1,156
Interest expense	179	231
Income (loss) before income taxes	(384)	925
Income tax expense (recovery)
Current	127	4
Deferred	(134)	(46)
	(7)	(42)
Net Income (loss), and comprehensive income (loss)	$(377)	$967

Basic earnings (loss) per share	$(0.02)	$0.06
Diluted earnings (loss) per share	$(0.02)	$0.06

Weighted average number of shares outstanding
Basic	16,660,900	16,485,883
Diluted	16,660,900	17,524,552

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	April 2, 2017	April 3, 2016
Operations:
Net Income (loss)	$(377)	$967
Items not involving cash:
Depreciation	979	1,000
Unrealized foreign exchange gain on unsettled forward exchange contracts	(1,272)	(1,046)
Gain on disposal of property, plant and equipment	-	(5)
Deferred income taxes	(134)	(46)
Amortization of deferred financing fees	5	9
Stock-based compensation	203	96
Change in non-cash operating working capital:
Accounts receivable	(1,747)	3,134
Inventories	(2,129)	457
Prepaid expenses	(84)	23
Income taxes recoverable	(160)	(37)
Accounts payable	(1,490)	(5,674)
Accrued liabilities	416	(1,180)
	(5,790)	(2,302)
Financing:
Net advance (repayment) of revolving credit facility	2,744	(948)
Repayment of long-term debt	(500)	(250)
Principal repayment of capital lease obligations	(183)	(130)
	2,061	(1,328)
Investing:
Restricted cash	-	110
Purchase of property, plant and equipment	(511)	(572)
Proceeds from sale of property, plant and equipment	-	69
	(511)	(393)
Decrease in cash	(4,240)	(4,023)
Cash, beginning of period	8,503	6,099
Cash, end of the period	$4,263	$2,076

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended
	April 2, 2017	April 3, 2016

Net income (loss)	$(377)	$967
Add:
Stock Compensation Expense	203	96
Interest	179	231
Unrealized foreign exchange gain on unsettled forward exchange	(1,272)	(1,046)
Income tax recovery	(7)	(42)
Depreciation	979	1,000
Restructuring charges	-	176
Adjusted EBITDA	$(295)	$1,382

Supplementary Information:

Reconciliation of Adjusted gross profit

	Three months ended
	April 2, 2017	April 3, 2016

Gross profit	$3,557	$4,880
Add (deduct):
Unrealized foreign exchange gain on unsettled forward exchange	(1,272)	(1,046)
Adjusted gross profit	$2,285	$3,834

Investor Relations Information:
Blair McInnis
Corporate Controller
Telephone: (289) 378.5851
Email: blair.mcinnis@smtc.com